UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by BG Medicine, Inc. (the “Company”) on February 16, 2012, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with General Electric Capital Corporation and Comerica Bank (the “Lenders”) on February 10, 2012, pursuant to which the Lenders loaned the Company an aggregate principal amount of $10 million. Under the original terms of the Loan Agreement, the Company was obligated to repay the principal on the term loan in 30 equal consecutive monthly installments commencing on March 1, 2013 and made the March 1, 2013 and April 1, 2013 principal payments.

On May 8, 2013, the Company entered into the First Amendment to Loan and Security Agreement (the “Amendment”), pursuant to which the Company’s repayment obligations were deferred until August 1, 2013, resulting in the Company being required to pay 25 equal consecutive monthly installments commencing on August 1, 2013. In addition, the Amendment provides that the Company’s deferral of principal may be further extended as follows: (i) if as of July 1, 2013, the Company has unrestricted cash on hand equal to or greater than 12 times its average monthly cash burn amount for the immediately preceding three months (the “Cash Position Threshold”), the Company may defer the repayments until September 1, 2013, and repay the amounts owed in 24 equal consecutive monthly installments commencing on September 1, 2013; (ii) if the condition in subparagraph (i) above has been satisfied and if the Company meets the Cash Position Threshold as of August 1, 2013, the Company may defer the repayments until October 1, 2013 and repay the amounts owed in 23 equal consecutive monthly installments commencing on October 1, 2013; and (iii) if the conditions in subparagraphs (i) and (ii) above have been satisfied and if the Company meets the Cash Position Threshold as of September 1, 2013, the Company may defer the repayments until November 1, 2013, and repay the amounts owed in 22 equal consecutive monthly installments commencing on November 1, 2013.

In addition, the Amendment provides that (i) the Company shall pay to the Lenders, at the time the term loan is repaid in full, an additional fee of $50,000 and (ii) the exercise price of the warrants issued in connection with the Loan Agreement are amended from $6.82 per share to $1.70 per share (the “Warrant Amendments”).

The foregoing description of the Amendment and the Warrant Amendments is only a summary and does not purport to be complete. A copy of the First Amendment to Loan and Security Agreement, Amendment No. 1 to Warrant by and between the Company and GE Capital Equity Investments, Inc. and Amendment No. 1 to Warrant by and between the Company and Comerica Bank are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

In a press release dated May 9, 2013 (the “earnings press release”), the Company announced financial results for the first quarter ended March 31, 2013 and provided a business update. A copy of the earnings press release is attached hereto as Exhibit 99.1. The information in the second, third and fourth paragraphs of the earnings press release, the information under the heading “Conference call and web cast” and the consolidated financial information included in the earnings press release are incorporated by reference into this Item 2.02 of this Current Report on Form 8-K.

Item 8.01. Other Events.

In the earnings press release, the Company also provided a business update. The information set forth in the fifth paragraph of the earnings press release and the information under the headings “Recent Business Highlights” and “2013 Outlook” in the earnings press release, together with the forward-looking statements disclaimer at the end of the earnings press release, are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Loan and Security Agreement, dated as of May 8, 2013, by and among the Company, General Electric Capital Corporation for itself as Lender and as Agent for Lenders, and the other Lenders.

10.2	Amendment No. 1 to Warrant, effective as of May 8, 2013, by and between the Company and GE Capital Equity Investments, Inc.

10.3	Amendment No. 1 to Warrant, effective as of May 8, 2013, by and between the Company and Comerica Bank.

99.1	Earnings press release dated May 9, 2013.

The portions of the earnings press release incorporated by reference into Item 8.01 of this Current Report on Form 8-K are being filed pursuant to Item 8.01. The remaining portions of the earnings press release are being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: May 9, 2013	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr. Executive Vice President & Chief Financial Officer